UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2005

UCBH Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24947	94-3072450

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Montgomery Street San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 315-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

SIGNATURES

EXHIBIT 10.1

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 27, 2005, the Board of Directors of UCBH Holdings, Inc. (the “Company”), on the recommendation of the Human Resources Committee of the Board, approved an annual retainer fee of $6,000 for service as the Lead Director. The resolution of the Board of Directors approving the annual compensation is filed as Exhibit 10.1 to this report and incorporated by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Ronald S. McMeekin and Joseph S. Wu will retire from the Board of Directors of the Company at the Company’s next Annual Meeting of Stockholders, currently scheduled for May 19, 2005. As a result, Messrs. McMeekin and Wu will not stand for re-election to the Board when their terms as directors expire on May 19, 2005.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.
(b) Not applicable.
(c) Exhibits.

     The following exhibit is included with this Report:

Exhibit Number	Description

10.1	Resolution of the Board of Directors, filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCBH HOLDINGS, INC.
Date: February 2, 2005	By:	/s/ Jonathan H. Downing
Jonathan H. Downing
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Resolution of the Bard of Directors, filed herewith.